Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form S-1 of our report dated May 13, 2021 relating to the financial statements of one which is contained in that prospectus, and to the reference to our Firm under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

August 12, 2021